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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated February 23, 1998 (except for Note 2, as to which the date is February 27, 1998 and Note 3, as to which the date is April 6, 1998) accompanying the consolidated financial statements of Level 8 Systems, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated in this Registration Statement. We consent to the incorporation in the Registration Statement of the aforementioned report.

                                          /s/ Grant Thornton LLP
                                          _____________________________________

New York, New York

September 20, 2000